                                                                   Exhibit 23.03



                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-61381 of Entercom Communications Corp. of our report dated May 21, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Cincinnati, Ohio
December 4, 1998